Exhibit 99

News Release

Contact:	Charles R. Guarino
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2011

Clearfield, Pennsylvania – July 25, 2011

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the second quarter and first six months of 2011. Highlights include the following:

•	Net income of $3.9 million for the quarter ended June 30, 2011, or $0.32 per share, a 24.6% increase over the quarter ended June 30, 2010.

•	Net income of $7.2 million for the six months ended June 30, 2011, or $0.58 per share, a 35.7% increase over the six months ended June 30, 2010.

•	Returns on average assets and equity of 0.98% and 12.44%, respectively, for the six months ended June 30, 2011.

•

Net interest margin of 3.55% for the six months ended June 30, 2011. Net interest margin has improved during 2011 from 3.53% during the three months ended March 31, 2011 to 3.56% during the three months ended June 30, 2011.

•	Total loans of $821.8 million at June 30, 2011, an increase of $80.6 million, or 10.9%, compared to June 30, 2010, and an increase of $29.2 million, or 3.7%, compared to March 31, 2011.

•	Deposits of $1.25 billion at June 30, 2011, an increase of $154.1 million, or 14.1%, compared to June 30, 2010.

Joseph B. Bower, Jr., President and CEO, commented, “Loan growth in the second quarter of $29 million is very positive for CNB. It marks the first quarter of loan growth exceeding deposit growth for several years. We expect that development, along with positive signs for our local job markets, will positively impact our financial performance for the second half of 2011.”

Net Interest Income and Margin

During the six months ended June 30, 2011, net interest income increased $3.1 million, or 15.3%, compared to the six months ended June, 2010. Net interest margin on a fully tax equivalent basis was 3.55% for the six months ended June 30, 2011, compared to 3.67% for the six months ended June 30, 2010. Although earning assets continue to grow, these increases have been offset by decreases in the yield on earning assets as a result of the current interest rate environment.

Due to growth in core deposits, interest-bearing liabilities have grown significantly during the last twelve months. Interest-bearing deposits as of June 30, 2011 grew $143.4 million, or 15.0%, as compared to June 30, 2010. However, interest expense for the six months ended June 30, 2011 decreased by $470 thousand, or 5.0%, compared to the six months ended June 30, 2010 as a result of decreases in the cost of core deposits as well as CNB’s repayment and refinancing of long-term debt in 2010.

Asset Quality

During the six months ended June 30, 2011, CNB recorded a provision for loan losses of $1.8 million, as compared to a provision for loan losses of $1.7 million for the six months ended June 30, 2010. One relationship comprising three commercial loans became impaired in the first quarter of 2011, resulting in an increase in non-accrual loans of $4.4 million. As of June 30, 2011, one of these loans in the amount of $1.4 million remains on non-accrual status. Based on CNB’s evaluation of the underlying collateral, no losses associated with this relationship are expected. In addition, one relationship comprising two commercial loans became impaired in the second quarter of 2011, resulting in an increase in non-accrual loans of $4.2 million and an increase in the allowance for loan losses of $433 thousand.

Non-Interest Income

Net realized and unrealized securities gains during the six months ended June 30, 2011 were $171 thousand, compared to net realized and unrealized securities gains of $516 thousand for the six months ended June 30, 2010. During the six months ended June 30, 2011 and 2010, an other-than-temporary impairment charge of $398 thousand and $1.1 million, respectively, was recorded in earnings on structured pooled trust preferred securities. CNB’s remaining exposure in structured pooled trust preferred securities is $1.8 million at June 30, 2011. Excluding the effects of these securities transactions, non-interest income was $5.0 million for the six months ended June 30, 2011, compared to $4.7 million for the six months ended June 30, 2010.

Non-Interest Expenses

Total non-interest expenses increased $941 thousand, or 6.1%, during the six months ended June 30, 2011 compared to the six months ended June, 2010. Salaries and benefits expenses increased $749 thousand, or 9.7%, during the six months ended June 30, 2011 compared to the six months ended June 30, 2010, primarily as a result of an increase in full-time equivalent employees from 287 at June 30, 2010 to 296 at June 30, 2011.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.5 billion that conducts business primarily through CNB Bank, the CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 26 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended June 30,			(unaudited) Six Months Ended June 30,
	2011	2010	% change	2011	2010	% change
	(Dollars in thousands, except per share data)
Income Statement
Interest income	$16,417	$15,328	7.1%	$32,111	$29,496	8.9%
Interest expense	4,505	4,643	-3.0%	8,900	9,370	-5.0%

Net interest income	11,912	10,685	11.5%	23,211	20,126	15.3%
Provision for loan losses	992	1,161	-14.6%	1,769	1,746	1.3%

Net interest income after provision for loan losses	10,920	9,524	14.7%	21,442	18,380	16.7%

Non-interest income
Wealth and asset management fees	395	429	-7.9%	810	824	-1.7%
Service charges on deposit accounts	1,069	1,052	1.6%	2,032	1,997	1.8%
Other service charges and fees	416	373	11.5%	768	674	13.9%
Net realized and unrealized gains (losses) on securities for which fair value was elected	(16)	(139)	-88.5%	97	(57)	NA
Mortgage banking	155	48	222.9%	334	249	34.1%
Bank owned life insurance	212	200	6.0%	461	402	14.7%
Other	385	293	31.4%	625	553	13.0%

Total other-than-temporary impairment losses on available for sale securities	—	(318)	NA	(398)	(1,102)	-63.9%
Less portion of loss recognized in other comprehensive income	—	—	NA	—	—	NA

Net impairment losses recognized in earnings	—	(318)	NA	(398)	(1,102)	-63.9%
Net realized gains on available-for-sale securities	—	141	NA	74	573	-87.1%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	—	(177)	NA	(324)	(529)	-38.8%

Total non-interest income	2,616	2,079	25.8%	4,803	4,113	16.8%

Non-interest expenses
Salaries and benefits	4,197	3,714	13.0%	8,440	7,691	9.7%
Net occupancy expense of premises	1,103	1,016	8.6%	2,302	2,151	7.0%
FDIC insurance premiums	280	386	-27.5%	729	775	-5.9%
Intangible amortization	—	25	NA	—	50	NA
Other	2,561	2,261	13.3%	4,961	4,824	2.8%

Total non-interest expenses	8,141	7,402	10.0%	16,432	15,491	6.1%

Income before income taxes	5,395	4,201	28.4%	9,813	7,002	40.1%
Income tax expense	1,504	1,077	39.6%	2,645	1,718	54.0%

Net income	$3,891	$3,124	24.6%	$7,168	$5,284	35.7%

Average diluted shares outstanding	12,260,760	9,230,929		12,247,046	8,997,895

Diluted earnings per share	$0.32	$0.34	-5.9%	$0.58	$0.58	0.0%
Cash dividends per share	$0.165	$0.165	0.0%	$0.33	$0.33	0.0%

Payout ratio	52%	49%		57%	57%

Average Balances
Loans, net of unearned income	$811,078	$730,084	$801,490	$721,018
Total earning assets	1,391,670	1,172,899	1,361,435	1,138,141
Total deposits	1,243,471	1,074,167	1,224,368	1,034,854
Shareholders’ equity	119,519	86,879	115,242	79,310

Performance Ratios
Return on average assets (annualized)	1.04%	0.97%	0.98%	0.85%
Return on average equity (annualized)	13.02%	14.38%	12.44%	13.32%
Net interest margin (FTE) (annualized)	3.56%	3.77%	3.55%	3.67%

Loan Charge-Offs
Net loan charge-offs	$501	$660	$874	$1,126
Net loan charge-offs / average loans (annualized)	0.24%	0.36%	0.22%	0.31%

	(unaudited) June 30, 2011	(unaudited) March 31, 2011	December 31, 2010	(unaudited) June 30, 2010	% change versus
					3/31/11	6/30/10
	(Dollars in thousands, except per share data)
Ending Balance Sheet
Loans, net of unearned income	$821,787	$792,568	$794,562	$741,210	3.7%	10.9%
Loans held for sale	2,706	6,059	4,451	—	-55.3%	NA
Investment securities	550,605	565,266	503,028	465,390	-2.6%	18.3%
FHLB and other equity interests	6,581	6,145	6,415	6,783	7.1%	-3.0%
Other earning assets	15,001	15,899	15,665	3,667	-5.6%	309.1%

Total earning assets	1,396,680	1,385,937	1,324,121	1,217,050	0.8%	14.8%

Allowance for loan losses	(11,715)	(11,224)	(10,820)	(10,415)	4.4%	12.5%
Goodwill	10,821	10,821	10,821	10,821	0.0%	0.0%
Other intangible assets	—	—	—	35	NA	-100.0%
Other assets	95,408	98,601	89,389	107,489	-3.2%	-11.2%

Total assets	$1,491,194	$1,484,135	$1,413,511	$1,324,980	0.5%	12.5%

Non interest-bearing deposits	$148,022	$145,538	$140,836	$137,317	1.7%	7.8%

Interest-bearing deposits	1,101,050	1,080,868	1,022,032	957,644	1.9%	15.0%

Total deposits	1,249,072	1,226,406	1,162,868	1,094,961	1.8%	14.1%

Borrowings	83,088	110,539	106,507	85,229	-24.8%	-2.5%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	16,184	13,700	13,871	14,071	18.1%	15.0%

Shareholders’ equity	122,230	112,870	109,645	110,099	8.3%	11.0%

Total liabilities and shareholders’ equity	$1,491,194	$1,484,135	$1,413,511	$1,324,980	0.5%	12.5%

Ending shares outstanding	12,305,639	12,278,217	12,237,261	12,188,783

Book value per share	$9.93	$9.19	$8.96	$9.03
Tangible book value per share (*)	$9.05	$8.31	$8.08	$8.14

Capital Ratios
Tangible common equity / tangible assets (*)	7.53%	6.93%	7.05%	7.55%
Leverage ratio	8.47%	8.59%	8.81%	9.65%
Tier 1 risk based ratio	14.02%	14.07%	14.13%	14.67%
Total risk based ratio	15.28%	15.32%	15.38%	15.92%

Asset Quality
Non-accrual loans	$16,098	$15,014	$11,926	$9,984
Loans 90+ days past due and accruing	1,909	666	889	1,615

Total non-performing loans	18,007	15,680	12,815	11,599
Other real estate owned	361	450	396	405

Total non-performing assets	$18,368	$16,130	$13,211	$12,004

Non-performing assets / Loans + OREO	2.23%	2.03%	1.66%	1.62%
Allowance for loan losses / Loans	1.43%	1.42%	1.36%	1.41%

*  - Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

Shareholders’ equity	$122,230	$112,870	$109,645	$110,099
Less goodwill	10,821	10,821	10,821	10,821
Less other intangible assets	—	—	—	35

Tangible common equity	$111,409	$102,049	$98,824	$99,243

Total assets	$1,491,194	$1,484,135	$1,413,511	$1,324,980
Less goodwill	10,821	10,821	10,821	10,821
Less other intangible assets	—	—	—	35

Tangible assets	$1,480,373	$1,473,314	$1,402,690	$1,314,124

Ending shares outstanding	12,305,639	12,278,217	12,237,261	12,188,783

Tangible book value per share	$9.05	$8.31	$8.08	$8.14
Tangible common equity/Tangible assets	7.53%	6.93%	7.05%	7.55%